Exhibit 99.1

Lawson Software Announces First Quarter Fiscal 2009 Results Date and Conference Call

Company provides preliminary estimates for quarterly revenue and EPS

ST. PAUL, Minn.--(BUSINESS WIRE)--Lawson Software (Nasdaq: LWSN) today announced it will report its fiscal first quarter financial results Thursday, Oct. 2, 2008, after the market closes. The company will host a webcast and conference call to discuss its first quarter results and future outlook at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) Oct. 2, 2008.

Based on preliminary results, Lawson also reported that revenues for the first quarter ended Aug. 31, 2008, are estimated to be in the range of $190 million to $192 million. The company also estimated a first quarter GAAP net loss of $0.01 to $0.02 per share. Non-GAAP earnings are expected to be $0.04 to $0.05 per share, excluding approximately $6 million of pre-tax expenses related to the amortization of acquisition-related intangibles, amortization of purchased maintenance contracts, stock-based compensation charges and purchase accounting adjustments for acquired deferred revenue balances. These estimates of preliminary Q1 results are subject to change as the company finalizes the financial results for release on Oct. 2, 2008.

“Despite growing weakness in the economy over the past several quarters, our software contracting, revenues and earnings remained strong throughout fiscal 2008 which ended May 31, 2008. However, we have begun to see some impact from the economy with sales in our August quarter slower than expected,” said Harry Debes, Lawson president and chief executive officer. “We had strength in our healthcare and public sector verticals where we exceeded our forecasts. But sales of our M3 solutions in manufacturing-related verticals in the U.S. and Europe were lower than we forecasted. Our consulting services revenues in the U.S. and Europe were also lower than expected consistent with the license sales in those areas. While I remain confident about our business over the longer-term, we are evaluating the near-term outlook based on the softening economy and related factors. We will provide additional business and forecast updates that may be appropriate on our October 2 conference call.”

A live webcast will be available at www.lawson.com at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) Oct. 2, 2008. Interested parties may also listen to the call by dialing 888-677-5721 (passcode: LWSN) and international callers should dial + 1-210-234-0000. Interested parties should access the webcast or dial into the conference call approximately 10-15 minutes before the scheduled start time.

A replay will be available approximately one hour after the webcast and conference call concludes and will remain available for one week. To access the replay, dial 866-513-9969 or +1-203-369-1996 for international callers. The webcast will also remain on www.lawson.com for approximately one week.

About Lawson Software

Lawson Software provides software and service solutions to 4,500 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson’s solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in Lawson's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

CONTACT:
Lawson Software
Media:
Terry Blake, +1-651-767-4766
terry.blake@us.lawson.com
or
Investors and Analysts:
Barbara Doyle, +1-651-767-4385
barbara.doyle@lawson.com